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                                  EXHIBIT 23.2

                       CONSENT OF MCGLADREY AND PULLEN LLP


We consent to the incorporation by reference in Registration Statements No. 333-120768 and 333-113078 of K-Fed Bancorp on Form S-8 of our report, dated August 10, 2004, appearing in this Annual Report on Form 10-K of K-Fed Bancorp for the year ended June 30, 2004.



                                                McGladrey and Pullen LLP

Irvine, California
September 21, 2005